                                                                     EXHIBIT 16



                                                         (ANDERSEN LOGO)



                                                            ARTHUR ANDERSEN LLP
May 23, 2002

                                                            225 Franklin Street
                                                            Boston MA 02110-2812
Office of the Chief Accountant
SECPS Letter File                                           Tel 617 330 4000
Securities and Exchange Commission                          Fax 617 439 9731
Mail Stop 11-3
450 Fifth Street, N.W.                                      www.andersen.com
Washington, D.C. 20549

Dear Sir/Madam:

We have read paragraphs 1, 2, 3 and 4 of Item 4 titled "Changes in Registrant's Certifying Accountant" included in the Form 8-K dated May 23, 2002 of Bright Horizons Family Solutions, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



                                                      Very truly yours,


                                                      /s/ Arthur Andersen LLP
                                                      -----------------------
                                                      Arthur Andersen LLP


cc: Ms. Elizabeth Boland, Chief Financial
Officer and Treasurer, Bright Horizons Family
Solutions, Inc.